STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR5
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR5
Computational Materials (Page 1)
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NEW ISSUE COMPUTATIONAL MATERIALS


$ 602,933,000 (APPROXIMATE)

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR5
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR5

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
Depositor

WELLS FARGO BANK MINNESOTA, NA
Master Servicer

CITIBANK, N.A.
Trustee

BEAR, STEARNS & CO. INC.
Sole and Lead Underwriter




AUGUST 28, 2007





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STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR5
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR5
Computational Materials (Page 2)
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                   STATEMENT REGARDING FREE WRITING PROSPECTUS

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. Please click here www.bearstearns.com/prospectus/sami or visit the following website: "www.bearstearns.com/prospectus/sami" for a copy of the base prospectus applicable to this offering.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.


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STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR5
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR5
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This information should be considered only after reading Bear Stearns'
Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

               SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the "Information") may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the "Statement Regarding Assumptions and Other Information", please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements). Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.


                                  BEAR STEARNS


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR5
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR5
Computational Materials (Page 4)
--------------------------------------------------------------------------------

                           $602,933,000 (APPROXIMATE)

             STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR5
                                     Issuer

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR5

                  STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                    Depositor

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                                 Master Servicer

                                 CITIBANK, N.A.
                                     Trustee

TRANSACTION HIGHLIGHTS:
-----------------------


--------------------------------------------------------------------------------------------------------------------------------
                                                                  AVG
                              EXPECTED                            LIFE                   LEGAL
                              RATINGS       CE                   TO CALL     WINDOW      FINAL
                              (2 OF 3     LEVELS                 (YEARS)    (MONTHS)   MATURITY
  CLASSES       SIZES (1)    AGENCIES)      (4)       COUPON       (2)         (2)        DATE       CERTIFICATE TYPE
--------------------------------------------------------------------------------------------------------------------------------
    A-1       $341,171,000   Aaa / AAA    44.32%   Floating (3)    3.23       1-102     9/25/37     Super Senior Floater
    A-2       $170,586,000   Aaa / AAA    16.48%   Floating (3)    3.23       1-102     9/25/37     Sr. Level 1 Support Floater
    A-3        $56,862,000   Aaa / AAA     7.20%   Floating (3)    3.23       1-102     9/25/37     Sr. Level 2 Support Floater
    B-1        $11,029,000   Aa1 / AA+     5.40%   Floating (3)    6.10      43-102     9/25/37     Subordinate Floater
    B-2         $7,353,000   Aa2 / AA      4.20%   Floating (3)    6.10      43-102     9/25/37     Subordinate Floater
    B-3         $6,740,000    A2 / A       3.10%   Floating (3)    6.09      43-102     9/25/37     Subordinate Floater
    B-4         $3,064,000   Baa1 / BBB+   2.60%   Floating (3)    6.09      43-102     9/25/37     Subordinate Floater
    B-5         $3,064,000   Baa2 / BBB    2.10%   Floating (3)    6.04      43-102     9/25/37     Subordinate Floater
    B-6         $3,064,000   Baa3 / BBB-   1.60%   Floating (3)    5.84       43-95     9/25/37     Subordinate Floater

--------------------------------------------------------------------------------------------------------------------------------

NOTES:
(1.) In the case of the Class A Certificates, the certificate sizes are approximate and subject to a variance of +/- 10%. In the case of the Subordinate Certificates, the certificate sizes are subject to any variance required to maintain the ratings as described above.

(2.) Certificates are priced to the 10% optional clean-up call and based on the pricing prepayment speed described herein.

(3.) The Pass-Through Rate for the Class A-1, Class A-2, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will be a floating rate based on One-Month LIBOR plus the related margin, subject to the lesser of (i) the applicable Net Rate Cap (as described herein) and (ii) 10.50%. The Pass-Through Rate for the Class A-3 Certificates will be a floating rate based on One-Month LIBOR plus the related margin, subject to the lesser of (i) the applicable Net Rate Cap (as described herein) and (ii) 11.50%. On the first distribution date after the Optional Termination Date, the margin on the Class A-1, Class A-2 and Class A-3 Certificates will be increased to 2 times the original margin on such certificate and the margins on each of the Class B Certificates will be increased by 1.5 times the original margin.

(4.) Credit enhancement for the Certificates will be provided by a combination of subordination, OC and excess spread all as more fully described herein. The expected initial credit enhancement percentages are as provided above. The initial OC amount will equal [1.60]% as of the Cut-Off Date.

                                  BEAR STEARNS


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR5
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR5
Computational Materials (Page 5)
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COLLATERAL SUMMARY:
-------------------

                                                                            MINIMUM           MAXIMUM
                                                                            -------           -------
Scheduled Principal Balance           $612,736,148                          $56,000        $3,512,348
Average Scheduled Principal
Balance                                   $403,116
Number of Mortgage Loans                     1,520

Weighted Average Gross Coupon                7.41%                           5.875%           10.125%
Weighted Average FICO Score                    726                              587               834
Weighted Average Original LTV               73.09%                           17.12%            95.00%

Weighted Average Original Term                 360                              360               480
Weighted Average Stated
Remaining Term                                 359                              352               480
Weighted Average Seasoning                       1                                0                25

Weighted Average Gross Margin               2.653%                           2.250%            4.000%
Weighted Average Minimum
Interest Rate                               2.653%                           2.250%            4.000%
Weighted Average Maximum
Interest Rate                              12.428%                          10.875%           15.125%


Weighted Average Months to Roll                 59                               11               120

Latest Maturity Date                      8/1/2047
Maximum Zip Code Concentration       (94566) 0.62%        Full/Alternative                     14.13%
                                                          No Income/No Asset                    3.64%
ARM                                           100%        No Income/Verif Asset                 2.46%
                                                          No Ratio                             10.50%
10YR LIBOR NEGAM                             0.10%        Stated Income                        67.58%
10YR MTA NEGAM                               0.51%        Stated/Stated                         1.69%
1YR MTA NEGAM                                0.16%
2YR MTA NEGAM                                0.03%        Cash Out Refinance                   56.85%
3YR MTA NEGAM                                0.13%        Purchase                             18.40%
5YR LIBOR NEGAM                             94.51%        Rate/Term Refinance                  24.75%
5YR MTA NEGAM                                3.24%
7YR LIBOR NEGAM                              0.41%        2-4 Family                            7.29%
7YR MTA NEGAM                                0.90%        Condominium                           6.68%
                                                          PUD                                  17.05%
                                                          Single Family                        68.79%
                                                          Townhouse                             0.19%
First Lien                                    100%
                                                          Investor                             12.24%
                                                          Owner Occupied                       85.89%
12MPP   Hard                                25.62%        Second Home                           1.86%
12MPP   Soft/Unk                             0.06%
24MPP   Combo                                1.18%        Top 5 States:
24MPP   Hard                                 2.50%        California                           54.23%
36MPP   Combo                                8.07%        Washington                            7.65%
36MPP   Hard                                39.40%        Florida                               7.09%
36MPP   Soft/Unk                             1.38%        Arizona                               4.98%
4MPP    Hard                                 1.37%        Nevada                                2.86%
6MPP    Hard                                 0.13%
6MPP    Soft/Unk                             0.03%
No PP   NoPP                                20.26%



                                  BEAR STEARNS


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR5
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR5
Computational Materials (Page 6)
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DESCRIPTION OF THE COLLATERAL:
As of the Cut-Off Date, the aggregate principal balance of the Mortgage Loans described herein will be approximately $613 million and includes information pertaining to subsequent mortgage loans identified and expected to be transferred into the trust no later than November 15, 2007. The subsequent mortgage loans are expected to be approximately 38% of the collateral balance. The Mortgage Loans will include initial and subsequent mortgage loans. The initial mortgage loans will be the mortgage loans deposited into the trust on the closing date and the subsequent mortgage loans will be purchased with amounts on deposit in the related pre-funding account described.

The collateral information set forth in this term sheet represents a statistical sample of the total pool.

100% of the mortgage loans are Hybrid ARMs loans which have an initial fixed-rate for one, two, three, five, seven, and ten years following their origination and then adjust every month, six months, or year thereafter based on Six-Month LIBOR, One-Year LIBOR, or One-Year MTA plus the related margin (the " Gross Margin").

100% of the mortgage loans are Secure Option ARMS loans which have an initial fixed-rate for one, two, three, five, seven, and ten years following their origination and then adjust every month, six months, or year thereafter based on Six-Month LIBOR, One-Year LIBOR or One-Year MTA plus the related margin (the " Gross Margin"). For the Secure Option ARMS, on each due date during the period from origination to the earlier to occur of (i) the end of the initial fixed-rate period or (ii) the unpaid principal balance of the loan exceeds a percentage, either 110% or 115% as applicable, of the original principal balance (the "Option Period") the borrower can choose to make (1) the minimum payment,
(2) an interest only payment or (3) a fully amortizing payment. If the borrower chooses to make the minimum payment, which is generally 3% per annum less than the initial note rate, the deferred interest will result in negative amortization of the loan. After the end of the Option Period and until the end of the first ten years from origination (the "Interest Only Period"), the borrower must make at least an interest only payment based on the then current outstanding principal balance and the note rate in effect for each month. After the Interest-Only Period expires at the end of the 12th, 24th, 36th, 60th, 84th or 120th month of the loan, the monthly payment will recast to amortize fully the then unpaid principal balance over its remaining term to maturity. The Secure Option ARMs in group I mortgage loans provide for the adjustment to their respective mortgage rate at the end of the initial fixed-rate period and every six months thereafter (each such date, an "Adjustment Date") in accordance with the terms of the related mortgage note to equal the sum of (1) the Index and (2) the Gross Margin.

          >> Approximately 20.26% of the mortgage loans have no prepayment penalties for full or partial prepayments; approximately 1.46% of the mortgage loans have "soft" prepayment penalties for full or partial prepayments, where the penalty is not enforced if the borrower has sold the underlying property; and approximately 69.02% have "hard" prepayment penalties where generally, the Servicer cannot waive the prepayment penalty, unless, in each case, enforcement would violate applicable state laws or as otherwise specifically set forth in the Pooling and Servicing Agreement.

          >> Approximately 14.13% of the mortgage loans were originated with full and/or alternative documentation (note: such alternative documentation includes the recommendations as provided by the automated underwriting systems of Fannie Mae and Freddie Mac). Approximately 67.58% of the mortgage loans were originated based on the stated income of the borrower.

          >> The two states with the largest concentrations are California (54.23%) and Florida (7.09%).

          >>   The non-zero weighted average FICO score is 726.

          >> The weighted average LTV is 73.09%. The weighted average CLTV including subordinate financing at the time of origination is 74.38%.

NOTE: the information related to the mortgage loans described herein reflects information as of the August 1, 2007. It is expected that on or prior to the Closing Date, scheduled and unscheduled principal payments will reduce the principal balance of the mortgage loans as of the Cut-off Date and may cause a decrease in the aggregate principal balance of the mortgage loans, as reflected herein, of up to 10%. CONSEQUENTLY, THE INITIAL PRINCIPAL BALANCE OF ANY OF THE OFFERED CERTIFICATES BY THE CLOSING DATE IS SUBJECT TO AN INCREASE OR DECREASE OF UP TO 10% FROM AMOUNTS SHOWN ON THE FRONT COVER HEREOF.

--------------------------------------------------------------------------------------------------------------
         LOAN            % OF   GROSS     NET     WAM     GROSS     NET    INITIAL   PERIOD     MAX    MOS TO
     DESCRIPTION         POOL    WAC      WAC    (MOS.)  MARGIN   MARGIN     CAP       CAP     RATE     ROLL
--------------------------------------------------------------------------------------------------------------
1YR Hybrid Option ARM    0.16   7.559    7.184    360     3.529    3.154    12.950   99.000   99.000   11.450
2YR Hybrid Option ARM    0.03   7.875    7.500    360     3.529    3.154    12.950   99.000   99.000   11.450
3YR Hybrid Option ARM    0.13   7.625    7.250    359     3.529    3.154    12.950   99.000   99.000   11.450
5YR Hybrid Option ARM   97.75   7.401    6.981    359     2.648    2.229    12.421    8.118    5.148    5.219
7YR Hybrid Option ARM    1.32   7.758    7.383    359     2.750    2.375    12.627   69.560   68.307    9.430
10YR Hybrid Option ARM   0.62   8.023    7.648    379     2.750    2.375    12.946   83.332   82.665   10.375
       TOTALS:         100.00   7.410    6.992    359     2.653    2.234    12.428    9.676    6.752    5.326
--------------------------------------------------------------------------------------------------------------

                                  BEAR STEARNS


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR5
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR5
Computational Materials (Page 7)
--------------------------------------------------------------------------------

DEPOSITOR:                          Structured Asset Mortgage Investments II
                                    Inc.

SERVICERS:                          The servicer of the mortgage loans are EMC
                                    Mortgage Corporation (approximately 100%).

MASTER SERVICER:                    Wells Fargo Bank, N.A.

ORIGINATORS:                        The originators of the mortgage loans are
                                    Greenpoint (approximately 65.30%), Bear
                                    Stearns Residential (approximately 13.90%), and 7 others, each less than 10%.

TRUSTEE:                            Citibank, N.A.
UNDERWRITER:                        Bear, Stearns & Co. Inc.

CUT-OFF DATE:                       August 1, 2007.

CLOSING DATE:                       August 31, 2007.

RATING AGENCIES:                    The Certificates will be rated by two of the
                                    three rating agencies. The rating agencies include Standard & Poor's ("S&P"), Moody's
                                    Investors Service ("Moody's") and or Fitch
                                    Ratings ("Fitch").

LEGAL STRUCTURE:                    The Trust will be established as one or more
                                    REMICs for federal income tax purposes.

OPTIONAL TERMINATION:               The Depositor, or its designee,
                                    may repurchase from the trust all of the mortgage loans at par plus accrued interest when the aggregate principal balance of the mortgage loans is reduced to 10% of the aggregate principal balance of the mortgage loans as of the Cut-Off Date.

DISTRIBUTION DATE:                  The 25th day of each month (or next business
                                    day), commencing September 25, 2007.

OFFERED CERTIFICATES:               The Class A-1, Class A-2, Class A-3, Class
                                    B-1, Class B-2, Class B-3, Class B-4, Class
                                    B-5 and Class B-6 Certificates.

NON-OFFERED                         CERTIFICATES: The Class R, Class X-P and
                                    Class B-IO Certificates will not be publicly offered.

CLASS A CERTIFICATES:               The Class A-1, Class A-2 and Class A-3
                                    Certificates.

ADJUSTABLE RATE CERTIFICATES:       The Class A-1, Class A-2, Class A-3, Class
                                    B-1, Class B-2, Class B-3, Class B-4, Class
                                    B-5 and Class B-6 Certificates.

SENIOR ADJUSTABLE RATE              The Class A-1, Class A-2 and Class A-3
                                    Certificates.
CERTIFICATES:
REMITTANCE TYPE:                    Scheduled/Scheduled.

REGISTRATION:                       The Offered Certificates will be in Book-
                                    entry form through DTC, Clearstream and
                                    Euroclear.

ERISA CONSIDERATIONS: The Underwriter's Exemption is not available for the Offered Certificates during the Pre-Funding Period. A fiduciary of any benefit plan should very carefully review with its legal advisors whether the purchase or holding of any Certificates to a transaction prohibited or not otherwise permissible under ERISA.


                                  BEAR STEARNS


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR5
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR5
Computational Materials (Page 8)
--------------------------------------------------------------------------------

SMMEA ELIGIBILITY:                  The Offered Certificates, other than the
                                    Class B-3, Class B-4, Class B-5 and Class
                                    B-6 Certificates, are expected to constitute
                                    "mortgage related securities" for purposes of SMMEA.

DENOMINATIONS:                      The Offered Certificates are issuable in
                                    minimum denominations of an original amount of $25,000 and multiples of $1,000 in excess thereof.

RECORD DATE:                        For each class of Adjustable Rate
                                    Certificates and any Distribution Date, the business day preceding the applicable
                                    Distribution Date, so long as such
                                    certificates are in book-entry form;
                                    otherwise the Record Date shall be the
                                    business day of the month immediately
                                    preceding the applicable Distribution Date.

DELAY DAYS:                         0 (zero) days for the Adjustable Rate
                                    Certificates.

DETERMINATION DATE:                 With respect to any Distribution Date and
                                    the mortgage loans, the 15th day of the
                                    calendar month in which such Distribution
                                    Date occurs or, if such day is not a
                                    business day, the business day immediately preceding such 15th day.

LIBOR DETERMINATION DATE:           With respect to each class of Adjustable
                                    Rate Certificates and any Distribution Date, the second LIBOR Business Day preceding the commencement of the related Interest Accrual
                                    Period. LIBOR Business Day means a day on which banks are open for dealing in foreign currency and exchange in London and New York
                                    City.

INTEREST ACCRUAL PERIOD:            For each class of Adjustable Rate Certifi-
                                    cates and any Distribution Date, the
                                    Interest Accrual Period is the period
                                    commencing on the Distribution Date of the month immediately preceding the month in which such Distribution Date occurs or, in the case of the first period, commencing on the Closing Date, and ending on the day preceding such Distribution Date. All distributions of interest on the Adjustable
                                    Rate Certificates will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period. The
                                    Adjustable Rate Certificates will initially settle flat (no accrued interest).

PREPAYMENT PERIOD:                  The Prepayment Period with respect to any
                                    Distribution Date is the calendar month
                                    prior to the month in which such
                                    Distribution Date occurs.

SERVICING FEE:                      With respect to each mortgage loan, a fee
                                    that accrues at the Servicing Fee Rate on the same principal balance on which the interest on the mortgage loan accrues for the calendar month. The Servicing Fee Rate for each mortgage loans is 0.344% per annum.


                                  BEAR STEARNS


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR5
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR5
Computational Materials (Page 9)
--------------------------------------------------------------------------------

ADVANCING OBLIGATION:               The Servicer is obligated to advance for
                                    delinquent mortgagor payments of principal and/or interest through the date of liquidation of the property to the extent they are deemed recoverable. The Servicer will backstop the advancing obligations of the Servicer.

COMPENSATING INTEREST:              The Servicer is required to pay Compensating
                                    Interest up to the amount of the Servicing
                                    Fee to cover prepayment interest shortfalls
                                    ("Prepayment Interest Shortfalls") due to partial and/or full prepayments on the mortgage loans.

STEP-UP COUPON:                     If the Optional Termination is not exercised
                                    on the first Distribution Date following the Distribution Date on which it could have been exercised, the margin on the Senior
                                    Adjustable Rate Certificates will increase to 2.0 times their related initial margins and the margins on each of the Class B
                                    Certificates will increase to 1.5 times
                                    their related initial margins.

CREDIT ENHANCEMENT:                 1. Excess Spread
                                    2. Overcollateralization
                                    3. Subordination
                                    4. Cap Agreement (for the Adjustable Rate
                                       Certificates)

DUE PERIOD:                         With respect to any Distribution Date, the
                                    period commencing on the second business day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

INTEREST REMITTANCE AMOUNT:         With respect to any Distribution Date and
                                    any loan group, that portion of the
                                    available distribution amount for that
                                    Distribution Date that represents interest received or advanced on the mortgage loans, including amounts received from the interest coverage account relating to the pre-funding feature (net of aggregate Servicing Fee).

OVERCOLLATERALIZATION AMOUNT:       The Overcollateralization Amount with
                                    respect to any Distribution Date is the
                                    excess, if any, of (i) the aggregate
                                    principal balance of the mortgage loans as of the last day of the related Due Period
                                    (after giving effect to scheduled payments of principal due during the related Due
                                    Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
                                    Period, and after reduction for Realized
                                    Losses incurred during the related Due
                                    Period) , plus amounts on deposit in the pre-funding account over (ii) the aggregate
                                    Certificate Principal Balance of the Class A
                                    Certificates and Class B Certificates, after taking into account the distributions of principal to be made on such Distribution
                                    Date.


                                  BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR5
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR5
Computational Materials (Page 10)
--------------------------------------------------------------------------------

OVERCOLLATERALIZATION               With respect to any Distribution Date, (i)
TARGET AMOUNT:                      prior to the Stepdown Date, an amount  equal
                                    to approximately [1.600]% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) (1) prior to the Distribution Date in September 2013,
                                    [4.000]% of the then current aggregate
                                    outstanding principal balance of the
                                    mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) , plus amounts on deposit in the pre-funding account and (2) on or after the Distribution
                                    Date in September 2013, [3.200]% of the then current aggregate outstanding principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (y) 0.50% of the aggregate principal balance of the mortgage loans as of the Cut-Off Date
                                    (approximately $3,063,681), plus amounts on deposit in the pre-funding account or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. The
                                    Overcollateralization Target Amount for the
                                    Offered Certificates is expected to be fully funded on the Closing Date.

OVERCOLLATERALIZATION               With respect to any Distribution Date, an
INCREASE AMOUNT:                    amount equal to the lesser of (i) available
                                    excess cashflow from the mortgage loans
                                    available for payment of
                                    Overcollateralization Increase Amount and
                                    (ii) the excess, if any, of (x) the
                                    Overcollateralization Target Amount for that
                                    Distribution Date over (y) the
                                    Overcollateralization Amount for such
                                    Distribution Date.

OVERCOLLATERALIZATION               With respect to any Distribution Date for
RELEASE AMOUNT:                     which the Excess Overcollateralization
                                    Amount is, or would be, after taking into account all other distributions to be made on that Distribution Date, greater than zero, an amount equal to the lesser of (i) the Excess Overcollateralization Amount for that Distribution Date and (ii) principal collected on the mortgage loans for that Distribution Date.

EXCESS OVERCOLLATERALIZATION        With respect to any Distribution Date, the
AMOUNT:                             excess, if any, of the Overcollateralization
                                    Amount over the Overcollateralization Target
                                    Amount.

STEPDOWN DATE:                      The earlier to occur of (i) the Distribution
                                    Date on which the aggregate Certificate
                                    Principal Balance of the Class A
                                    Certificates has been reduced to zero and
                                    (ii) the later to occur of (x) the
                                    Distribution Date occurring in September
                                    2010 and (y) the first Distribution Date for which the aggregate Certificate Principal
                                    Balance of the Subordinate Certificates plus the related Overcollateralization Amount divided by the sum of the aggregate
                                    Outstanding Principal Balance of the
                                    mortgage loans, plus amounts on deposit in the pre-funding account is greater than or equal (i) prior to the Distribution Date in September 2013, [18.000]% and (ii) on or after the Distribution Date in September
                                    2013, [14.400]%.


                                  BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR5
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR5
Computational Materials (Page 11)
--------------------------------------------------------------------------------

CREDIT ENHANCEMENT PERCENTAGE:      The Credit Enhancement Percentage for any
                                    Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate
                                    Principal Balance of the Subordinate
                                    Certificates (including the
                                    Overcollateralization Amount) thereto by (y) the aggregate principal balance of the mortgage loans, calculated after taking into account distributions of principal on the mortgage loans and distribution of the Principal Distribution Amounts to the holders of the certificates then entitled to distributions of principal on such
                                    Distribution Date.

TRIGGER EVENT:                      If either the Delinquency Test or the
                                    Cumulative Loss Test is violated.

DELINQUENCY TEST:                   The Delinquency Test is violated with
                                    respect to any Distribution Date on or after the Stepdown Date if: (i) the three month rolling average of the sum of the Scheduled
                                    Principal Balances of the mortgage loans that are 61 days or more delinquent or are in bankruptcy or foreclosure or are REO properties as a percentage of the Scheduled
                                    Principal Balances of all of the mortgage loans, plus amounts on deposit in the pre-funding account as of the last day of the related due period, exceeds (i) on or prior to the distribution date in September
                                    2013 [25.93]% and (ii) after the
                                    distribution in September 2013, [32.41]% of the Credit Enhancement Percentage.

CUMULATIVE LOSS TEST:               The Cumulative Loss Test is violated on any
                                    Distribution Date if the aggregate amount of Realized Losses incurred since the Cut-off
                                    Date through the last day of the related Due
                                    Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, plus amounts on deposit in the pre-funding account exceeds the applicable percentages set forth below with respect to such Distribution Date:

                                    DISTRIBUTION DATE OCCURRING IN                                   PERCENTAGE
                                    ---------------------------------------------------------------------------
                                    September 2009 through August 2010                               [0.15]%
                                    (plus an additional 1/12th the difference between [0.35]% and [0.15]% for each month)
                                    September 2010 through August 2011                               [0.35]%
                                    (plus an additional 1/12th the difference between [0.65]% and [0.35]% for each month)
                                    September 2011 through August 2012                               [0.65]%
                                    (plus an additional 1/12th the difference between [0.95]% and [0.65]% for each month)
                                    September 2012 through August 2013                               [0.95]%
                                    (plus an additional 1/12th the difference between [1.30]% and [0.95]% for each month)
                                    September 2013 through August 2014                               [1.30]%
                                    (plus anadditional 1/12th the difference between [1.40]% and [1.30]% for each month)
                                    September 2014 and thereafter [1.40]%


                                  BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR5
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR5
Computational Materials (Page 12)
--------------------------------------------------------------------------------

REALIZED LOSSES:                    Any Realized Losses on the mortgage loans
                                    will be allocated on any Distribution Date, first, to Net Monthly Excess Cashflow, second, in reduction of the related
                                    Overcollateralization Amount, third, to the
                                    Class B-6 Certificates until their
                                    Certificate Principal Balance is reduced to zero, fourth, to the Class B-5 Certificates until their Certificate Principal Balance is reduced to zero, fifth, to the Class B-4
                                    Certificates until their Certificate
                                    Principal Balance is reduced to zero, sixth, to the Class B-3 Certificates until their Certificate Principal Balance is reduced to zero, seventh, to the Class B-2 Certificates until their Certificate Principal Balance is reduced to zero, eighth, to the Class B-1
                                    Certificates until their Certificate
                                    Principal Balance is reduced to zero, ninth, to the Class A-3 Certificates until their Certificate Principal Balance is reduced to zero, tenth, to the Class A-3 Certificates until their Certificate Principal Balance is reduced to zero and then to the Class A-1
                                    Certificates until their Certificate
                                    Principal Balance is reduced to zero.

                                    Once Realized Losses have been allocated to the Class A Certificates or the Subordinate Certificates, such amounts with respect to such certificates will no longer accrue interest; however, such amounts may be paid thereafter to the extent of funds available from Net Monthly Excess Cashflow.

AVAILABLE FUNDS:                    For any Distribution Date, the sum of (a)
                                    the Interest Remittance Amount and (b) the
                                    Principal Distribution Amount.

NET RATE CAP:                       With respect to the Adjustable Rate
                                    Certificates, the lesser of (i) the weighted average Net Rate on the related mortgage loans as of the Due Date prior to the calendar month (after giving effect to principal prepayments received in the
                                    Prepayment Period related to the prior Due
                                    Date) and (ii) the Adjusted Rate Cap.

ADJUSTED RATE CAP:                  With respect Adjustable Rate Certificates,
                                    and any Distribution Date and the related
                                    Due Period, the sum of (i) the Scheduled
                                    Monthly Payments owed on the related
                                    mortgage loans for such Due Period (ii) the Actual Monthly Payments received in excess of the Scheduled Monthly Payments, expressed as a per annum rate on the stated principal balance of the mortgage loans for such Due
                                    Period.

CERTIFICATE PRINCIPAL BALANCE:      With respect to any Certificate as of any
                                    distribution date will equal such
                                    Certificate's initial principal amount on the Closing Date, plus any related Net
                                    Deferred Interest allocated thereto on such distribution date and on any previous distribution date on account of any negative amortization on the mortgage loans, plus any Subsequent Recoveries added to the
                                    Certificate Principal Balance of such
                                    Certificate, and as reduced by (1) all
                                    amounts allocable to principal previously distributed with respect to such
                                    Certificate, and (2) any Applied Realized
                                    Loss Amounts allocated to such class on
                                    previous distribution dates.

NET DEFERRED INTEREST:              With respect to any Certificate as of any
                                    distribution date will be an amount equal to the product of (1) the difference, if any between (a) the lesser of (i) the related
                                    Pass-Through Rate for such Class, without regard to the Net Rate Cap on such distribution date and (ii) the weighted average of the Net Rate on the mortgage loans and (b) the Adjusted Rate Cap for such distribution date, (2) the Certificate
                                    Principal Balance of the Certificate
                                    immediately prior to such distribution date, and (3) the actual number of days in such Interest Accrual Period divided by 360.


                                  BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR5
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR5
Computational Materials (Page 13)
--------------------------------------------------------------------------------

INTEREST CARRY FORWARD AMOUNT:      As of any Distribution Date, generally equal
                                    to the sum of (i) the excess of (a) the
                                    Current Interest for such Class with respect to prior Distribution Dates over (b) the amount actually distributed to such Class of Certificates with respect to interest on or after such prior Distribution Dates and (ii) interest thereon at the applicable pass-through rate.

INTEREST DISTRIBUTION AMOUNT:       The Interest Distribution Amount for the
                                    Offered Certificates of any class on any Distribution Date is equal to interest accrued during the related Interest Accrual
                                    Period on the Certificate Principal Balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class, in each case, reduced by any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest and any shortfalls resulting from the application of the Relief Act.

SENIOR INTEREST DISTRIBUTION        The Senior Interest Distribution Amount for
AMOUNT:                             any Distribution Date and the Class A
                                    Certificates is equal to the Interest
                                    Distribution Amount for such Distribution
                                    Date for the related Class A Certificates and the Interest Carry Forward Amount, if any, for that Distribution Date for the Class A Certificates.

BASIS RISK SHORTFALL CARRYOVER      With respect to any Distribution Date, and
AMOUNT:                             the  Adjustable Rate Certificates, the
                                    excess of (i) the amount of interest such class would have accrued on such Distribution Date had the applicable
                                    Pass-Through Rate not been subject to the related Net Rate Cap, over (ii) the amount of interest such class of Certificates received on such Distribution Date if the Pass-Through Rate is limited to the related
                                    Net Rate Cap, together with the unpaid
                                    portion of any such amounts from prior
                                    Distribution Dates (and accrued interest thereon at the then applicable Pass-Through
                                    Rate, without giving effect to the related
                                    Net Rate Cap). The ratings on each class of certificates do not address the likelihood of the payment of any Basis Risk Shortfall
                                    Carryover Amount.

BASIS RISK SHORTFALL:               Because each mortgage loan has a mortgage
                                    rate that is adjustable, and will adjust based on Six-Month LIBOR after an initial fixed-rate period of up to five years following the date of origination, and the Pass-Through Rates on the Offered
                                    Certificates are based on One-Month LIBOR, the application of the Net Rate Cap could result in shortfalls of interest otherwise payable on those certificates in certain periods (such shortfalls, "Basis Risk
                                    Shortfalls"). If Basis Risk Shortfalls
                                    occur, then in the case of the Adjustable
                                    Rate Certificates, they will be carried
                                    forward as Basis Risk Shortfall Carryover
                                    Amounts and paid from Net Monthly Excess
                                    Cashflow to the extent available on a
                                    subordinated basis on the same Distribution
                                    Date or in any subsequent Distribution Date.

PRE-FUNDING AMOUNT:                 The amount  deposited by the  depositor in
                                    the Pre-Funding Account on the Closing Date for the subsequent mortgage loans. The
                                    Pre-funding Amount will be approximately 38% of the collateral balance.

PRE-FUNDING PERIOD:                 The period from the Closing Date up to and
                                    including November 15, 2007, in which the seller may purchase subsequent mortgage loans for inclusion in the trust with amounts in the Pre-Funding Account.


                                  BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR5
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR5
Computational Materials (Page 14)
--------------------------------------------------------------------------------

AVAILABLE FUNDS PRIORITY:           On each Distribution  Date, the Available
                                    Funds will be distributed inthe following order of priority:

                                    1.  concurrently, to the holders of the
                                        Class A Certificates, pro rata, based on the amount of interest payable to such classes of certificates, the Senior Interest Distribution Amount allocable to such certificates;

                                    2.  sequentially, to the holders of the
                                        Class B Certificates, the Interest
                                        Distribution Amount for such
                                        certificates;

                                    3. (A) For each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, an amount up to the Principal Distribution Amounts for such Distribution Date shall be distributed as follows:

                                        a.   Concurrently, to the Class
                                             A-1, Class A-2 and Class A-3
                                             Certificates, pro rata, until
                                             the Certificate Principal
                                             Balance of each such class
                                             has been reduced to zero;

                                        b.   Sequentially, to the Class B
                                             Certificates, until their
                                             respective Certificate
                                             Principal Balance has been
                                             reduced to zero; and

                                        (B)  On each Distribution Date (a) on
                                        or after the Stepdown Date and (b)
                                        on which a Trigger Event is not in
                                        effect, sequentially:

                                             (i)  In an amount up to the Senior
                                             Principal Distribution Amount,
                                             concurrently, to the Class A-1,
                                             Class A-2 and Class A-3
                                             Certificates, pro rata, based on
                                             their respective Certificate
                                             Principal Balance immediately prior
                                             to such Distribution Date until
                                             their respective Certificates
                                             Principal Balance has been reduced
                                             to zero;

                                             (ii)  Sequentially, to the Class B
                                             Certificates, in each case in an
                                             amount up to the applicable Class
                                             Principal Balance for each such
                                             Class, until their respective
                                             Certificate Principal Balance has
                                             been reduced to zero;

                                    4.  Concurrently, to the Class A
                                        Certificates, sequentially, based on the
                                        Realizes Loss amounts allocated to such
                                        class;

                                    5.  Sequentially, to the Class B Certifi-
                                        cates, in that order, in each case in an amount equal to any Realized Loss amounts allocated to such classes;

                                    6.  to the holders of the Class A and
                                        Class B Certificates, in an amount
                                        equal to such certificates' allocated
                                        share of any Prepayment Interest Short-
                                        falls and any shortfalls resulting from
                                        the application of the Relief Act, in
                                        each case, without interest accrued
                                        thereon; and

                                    7.  To the holders of the Class B-IO
                                        Certificates, as provided in the
                                        pooling and servicing agreement.


                                  BEAR STEARNS


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR5
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR5
Computational Materials (Page 15)
--------------------------------------------------------------------------------

PRINCIPAL DISTRIBUTION              The Principal Distribution Amount for any
AMOUNT:                             Distribution  Date will be he sum of (i) the
                                    principal portion of all scheduled monthly payments on the mortgage loans due during the related Due Period, whether or not received on or prior to the related
                                    Determination Date; (ii) the principal
                                    portion of all proceeds received in respect of the repurchase of a mortgage loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing
                                    Agreement during the related Prepayment
                                    Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment
                                    Period, to the extent applied as recoveries of principal on the Mortgage Loans, (iv) a percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date, and (v) amounts transferred from the Pre-Funding Account following the end of the pre-funding period
                                    MINUS (vi) a percentage of the amount of any Overcollateralization Release Amount for such Distribution Date allocated to the Principal Distribution Amount based on the amount of principal for such Distribution
                                    Date.

CLASS A PRINCIPAL DISTRIBUTION      For any Distribution Date on or after the
AMOUNT:                             Stepdown  Date on which a Trigger Event is
                                    not in effect, an amount equal to the excess
                                    (if any) of (x) the aggregate Certificate
                                    Principal Balance of the Class A
                                    Certificates immediately prior to such
                                    Distribution Date over (y) the lesser of (I) the excess of (a) the aggregate scheduled principal balance of the mortgage loans as of the last day of the related due period
                                    (after reduction for Realized Losses
                                    incurred during the related Prepayment
                                    Period) over (b) the aggregate scheduled principal balance of the mortgage loans as of the last day of the related due period
                                    (after reduction for Realized Losses
                                    incurred during the related Prepayment
                                    Period) multiplied by (i) prior to the
                                    distribution date in September 2013,
                                    [18.000]% and (ii) on or after the
                                    distribution date in September 2013,
                                    [14.400]% and (II) the excess of (a) the aggregate scheduled principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related
                                    Prepayment Period) over (b) 0.50% of the principal balance of the mortgage loans as of the Cut-Off Date.

CLASS B-1 PRINCIPAL DISTRIBUTION    For any Distribution Date on or after the
AMOUNT:                             Stepdown Date on which a Trigger Event is
                                    not in effect, an amount equal to the excess
                                    (if any) of (x) the Certificate Principal
                                    Balance of the Class B-1 Certificates
                                    immediately prior to such Distribution Date over (y) the lesser of (I) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related
                                    Prepayment Period) over (b) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A
                                    Principal Distribution Amounts for such
                                    Distribution Date) and (2) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment
                                    Period) multiplied by (i) prior to the
                                    distribution date in September 2013,
                                    [13.500]% and (ii) on or after the
                                    distribution date in September 2013,
                                    [10.800]% and (II) the excess of (a) the aggregate scheduled principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related
                                    Prepayment Period) over (b) 0.50% of the principal balance of the mortgage loans as of the Cut-Off Date.


                                  BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR5
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR5
Computational Materials (Page 16)
--------------------------------------------------------------------------------

CLASS B-2 PRINCIPAL DISTRIBUTION    For any Distribution Date on or after the
AMOUNT:                             Stepdown Date on which a Trigger Event is
                                    not in effect, an amount equal to the excess
                                    (if any) of (x) the Certificate Principal
                                    Balance of the Class B-2 Certificates
                                    immediately prior to such Distribution Date over (y) the lesser of (I) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related
                                    Prepayment Period) over (b) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A
                                    Principal Distribution Amounts for such
                                    Distribution Date), (2) the aggregate
                                    Certificate Principal Balance of the Class
                                    B-1 Certificates (after taking into account the payment of the Class B-1 Principal
                                    Distribution Amounts for such Distribution
                                    Date) and (3) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in September 2013, [10.500]% and (ii) on or after the distribution date in September 2013, [8.400]% and (II) the excess of (a) the aggregate scheduled principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) over
                                    (b) 0.50% of the principal balance of the mortgage loans as of the Cut-Off Date.

CLASS B-3 PRINCIPAL DISTRIBUTION    For any Distribution Date on or after the
AMOUNT:                             Stepdown Date on which a Trigger Event is
                                    not in effect, an amount equal to the excess
                                    (if any) of (x) the Certificate Principal
                                    Balance of the Class B-3 Certificates
                                    immediately prior to such Distribution Date over (y) the lesser of (I) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related
                                    Prepayment Period) over (b) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A
                                    Principal Distribution Amounts for such
                                    Distribution Date), (2) the aggregate
                                    Certificate Principal Balance of the Class
                                    B-1 Certificates (after taking into account the payment of the Class B-1 Principal
                                    Distribution Amounts for such Distribution
                                    Date), (3) the aggregate Certificate
                                    Principal Balance of the Class B-2
                                    Certificates (after taking into account the payment of the Class B-2 Principal
                                    Distribution Amounts for such Distribution
                                    Date) and (4) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in September 2013, [7.750]% and (ii) on or after the distribution date in September
                                    2013, [6.200]% and (II) the excess of (a) the aggregate scheduled principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related
                                    Prepayment Period) over (b) 0.50% of the principal balance of the mortgage loans as of the Cut-Off Date.


                                  BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR5
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR5
Computational Materials (Page 17)
--------------------------------------------------------------------------------

CLASS B-4 PRINCIPAL DISTRIBUTION    For any Distribution Date on or after the
AMOUNT:                             Stepdown Date on which a Trigger Event is
                                    not in effect, an amount equal to the excess
                                    (if any) of (x) the Certificate Principal
                                    Balance of the Class B-4 Certificates
                                    immediately prior to such Distribution Date over (y) the lesser of (I) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related
                                    Prepayment Period) over (b) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A
                                    Principal Distribution Amounts for such
                                    Distribution Date), (2) the aggregate
                                    Certificate Principal Balance of the Class
                                    B-1 Certificates (after taking into account the payment of the Class B-1 Principal
                                    Distribution Amounts for such Distribution
                                    Date) (3) the aggregate Certificate
                                    Principal Balance of the Class B-2
                                    Certificates (after taking into account the payment of the Class B-2 Principal
                                    Distribution Amounts for such Distribution
                                    Date), (4) the aggregate Certificate
                                    Principal Balance of the Class B-3
                                    Certificates (after taking into account the payment of the Class B-3 Principal
                                    Distribution Amounts for such Distribution
                                    Date), and (5) the aggregate stated
                                    principal balance of the mortgage loans as of the last day of the related due period
                                    (after reduction for Realized Losses
                                    incurred during the related Prepayment
                                    Period) multiplied by (i) prior to the
                                    distribution date in September 2013,
                                    [6.500]% and (ii) on or after the
                                    distribution date in September 2013,
                                    [5.200]% and (II) the excess of (a) the
                                    aggregate scheduled principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related
                                    Prepayment Period) over (b) 0.50% of the principal balance of the mortgage loans as of the Cut-Off Date.

CLASS B-5 PRINCIPAL DISTRIBUTION    For any Distribution Date on or after the
AMOUNT:                             Stepdown Date on which a Trigger Event is
                                    not in effect, an amount equal to the excess
                                    (if any) of (x) the Certificate Principal
                                    Balance of the Class B-5 Certificates
                                    immediately prior to such Distribution Date over (y) the lesser of (I) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related
                                    Prepayment Period) over (b) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A
                                    Principal Distribution Amounts for such
                                    Distribution Date), (2) the aggregate
                                    Certificate Principal Balance of the Class
                                    B-1 Certificates (after taking into account the payment of the Class B-1 Principal
                                    Distribution Amounts for such Distribution
                                    Date) (3) the aggregate Certificate
                                    Principal Balance of the Class B-2
                                    Certificates (after taking into account the payment of the Class B-2 Principal
                                    Distribution Amounts for such Distribution
                                    Date), (4) the aggregate Certificate
                                    Principal Balance of the Class B-3
                                    Certificates (after taking into account the payment of the Class B-3 Principal
                                    Distribution Amounts for such Distribution
                                    Date), (5) the aggregate Certificate
                                    Principal Balance of the Class B-4
                                    Certificates (after taking into account the payment of the Class B-4 Principal
                                    Distribution Amounts for such Distribution
                                    Date) and (6) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in September 2013, [5.250]% and (ii) on or after the distribution date in September
                                    2013, [4.200]% and (II) the excess of (a) the aggregate scheduled principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related
                                    Prepayment Period) over (b) 0.50% of the principal balance of the mortgage loans as of the Cut-Off Date.


                                  BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR5
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR5
Computational Materials (Page 18)
--------------------------------------------------------------------------------

CLASS B-6 PRINCIPAL DISTRIBUTION    For any Distribution Date on or after the
AMOUNT:                             Stepdown Date on which a Trigger Event is
                                    not in effect, an amount equal to the excess
                                    (if any) of (x) the Certificate Principal
                                    Balance of the Class B-6 Certificates
                                    immediately prior to such Distribution Date over (y) the lesser of (I) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related
                                    Prepayment Period) over (b) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A
                                    Principal Distribution Amounts for such
                                    Distribution Date), (2) the aggregate
                                    Certificate Principal Balance of the Class
                                    B-1 Certificates (after taking into account the payment of the Class B-1 Principal
                                    Distribution Amounts for such Distribution
                                    Date) (3) the aggregate Certificate
                                    Principal Balance of the Class B-2
                                    Certificates (after taking into account the payment of the Class B-2 Principal
                                    Distribution Amounts for such Distribution
                                    Date), (4) the aggregate Certificate
                                    Principal Balance of the Class B-3
                                    Certificates (after taking into account the payment of the Class B-3 Principal
                                    Distribution Amounts for such Distribution
                                    Date), (5) the aggregate Certificate
                                    Principal Balance of the Class B-4
                                    Certificates (after taking into account the payment of the Class B-4 Principal
                                    Distribution Amounts for such Distribution
                                    Date), (6) the aggregate Certificate
                                    Principal Balance of the Class B-5
                                    Certificates (after taking into account the payment of the B-5 Principal Distribution
                                    Amounts for such Distribution Date) and (7) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related
                                    Prepayment Period) multiplied by (i) prior to the distribution date in September 2013, [4.000]% and (ii) on or after the distribution date in September 2013,
                                    [3.200]% and (II) the excess of (a) the
                                    aggregate scheduled principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related
                                    Prepayment Period) over (b) 0.50% of the principal balance of the mortgage loans as of the Cut-Off Date.


                                  BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR5
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR5
Computational Materials (Page 19)
--------------------------------------------------------------------------------

CAP AGREEMENTS:                     The holders of the Class A Certificates,
                                    collectively, and the Class B Certificates, collectively, will each benefit from interest rate cap payments from the Yield
                                    Maintenance Provider pursuant to a cap
                                    agreement (the "Cap Agreements") purchased with respect to such Certificates. The Cap
                                    Agreement is intended to partially mitigate the interest rate risk that could result from the difference between the related Note
                                    Interest Rate on the related Certificates and the Net Rate Cap with respect to the mortgage loans.

                                    On each Distribution Date, payments under the Cap Agreements will be an amount equal to the product of (i) the excess of, the minimum of (1) the then current 1-Month LIBOR and (2) the related ceiling rate for such Distribution Date, over the strike rate, (ii) the lesser of (a) the Certificate Principal Balance of the respective class for such Distribution Date and (b) the related notional balance based on a certain prepayment speed (20% CPR) for such loans on such Distribution Date as set forth in
                                    Exhibit I, and (iii) the actual number of days in the corresponding accrual period divided by 360.

                                    On each Distribution Date, amounts received under each Cap Agreement with respect to such Distribution Date will be allocated in the following order of priority:

                                    1.  first, to the holders of the related
                                        class of Certificates the payment of
                                        any Basis Risk Carryforward Amounts
                                        for such distribution date, to the
                                        extent not covered by Available
                                        Funds as described above on such
                                        distribution date.

                                    2.  second, from any remaining amounts,
                                        to the holders of the related class
                                        of Certificates the payment of any
                                        Interest Distribution Amount and
                                        Interest Carryforward Amount for
                                        such class to the extent not covered
                                        by Available Funds on such
                                        Distribution Date.


                                    3.  third, from any excess amounts
                                        available from the Cap Agreement, to
                                        the holders of the Class A
                                        Certificates, pro rata, and then to
                                        the Class B-1, Class B-2, Class B-3,
                                        Class B-4, Class B-5 and Class B-6
                                        to the extent not paid pursuant to
                                        clauses first and second above; and


                                    4.  fourth, from any remaining amounts,
                                        to the holder of the Class B-IO
                                        Certificates.


YIELD MAINTENANCE PROVIDER:         An entity rated at least "AA-" or "Aa3" by
                                    S&P and/or Moody's (which may include an affiliate of the Depositor and/or
                                    Underwriter).


                                  BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR5
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR5
Computational Materials (Page 20)
--------------------------------------------------------------------------------

                                    CAP TERMS

Distribution      Class A       Class A    Class A      Class B      Class B     Class B
    Date          Notional      Strike     Ceiling      Notional      Strike     Ceiling
-------------     --------      ------     -------      --------      ------     -------
    25-Sep-07   568,619,000      7.86       10.05      34,314,000      6.91        9.00
    25-Oct-07   558,862,539      6.46       10.05      34,314,000      5.51        9.00
    25-Nov-07   549,267,506      6.24       10.05      34,314,000      5.29        9.00
    25-Dec-07   539,830,541      6.46       10.05      34,314,000      5.51        9.00
    25-Jan-08   530,548,964      6.24       10.05      34,314,000      5.29        9.00
    25-Feb-08   521,420,141      6.24       10.05      34,314,000      5.29        9.00
    25-Mar-08   512,441,483      6.70       10.05      34,314,000      5.75        9.00
    25-Apr-08   503,610,447      6.24       10.05      34,314,000      5.29        9.00
    25-May-08   494,924,532      6.46       10.05      34,314,000      5.51        9.00
    25-Jun-08   486,381,283      6.24       10.05      34,314,000      5.29        9.00
    25-Jul-08   477,978,286      6.46       10.05      34,314,000      5.51        9.00
    25-Aug-08   469,713,169      6.24       10.05      34,314,000      5.29        9.00
    25-Sep-08   461,582,729      6.24       10.05      34,314,000      5.29        9.00
    25-Oct-08   453,583,655      6.46       10.05      34,314,000      5.51        9.00
    25-Nov-08   445,715,673      6.24       10.05      34,314,000      5.29        9.00
    25-Dec-08   437,976,571      6.46       10.05      34,314,000      5.51        9.00
    25-Jan-09   430,364,171      6.24       10.05      34,314,000      5.29        9.00
    25-Feb-09   422,876,338      6.24       10.05      34,314,000      5.29        9.00
    25-Mar-09   415,510,968      6.96       10.05      34,314,000      6.01        9.00
    25-Apr-09   408,265,999      6.24       10.05      34,314,000      5.29        9.00
    25-May-09   401,139,400      6.46       10.05      34,314,000      5.51        9.00
    25-Jun-09   394,126,520      6.24       10.05      34,314,000      5.29        9.00
    25-Jul-09   387,228,138      6.46       10.05      34,314,000      5.51        9.00
    25-Aug-09   380,442,327      6.24       10.05      34,314,000      5.29        9.00
    25-Sep-09   373,767,191      6.24       10.05      34,314,000      5.29        9.00
    25-Oct-09   367,200,870      6.46       10.05      34,314,000      5.51        9.00
    25-Nov-09   360,732,411      6.24       10.05      34,314,000      5.29        9.00
    25-Dec-09   354,369,413      6.46       10.05      34,314,000      5.51        9.00
    25-Jan-10   348,110,101      6.24       10.05      34,314,000      5.29        9.00
    25-Feb-10   341,952,735      6.24       10.05      34,314,000      5.29        9.00
    25-Mar-10   335,889,559      6.96       10.05      34,314,000      6.01        9.00
    25-Apr-10   329,919,324      6.24       10.05      34,314,000      5.29        9.00
    25-May-10   324,042,917      6.46       10.05      34,314,000      5.51        9.00
    25-Jun-10   318,256,240      6.24       10.05      34,314,000      5.29        9.00
    25-Jul-10   312,563,378      6.46       10.05      34,314,000      5.51        9.00
    25-Aug-10   306,961,291      6.24       10.05      34,314,000      5.29        9.00
    25-Sep-10   301,311,501      6.24       10.05      34,314,000      5.29        9.00
    25-Oct-10   295,729,626      6.46       10.05      34,314,000      5.51        9.00
    25-Nov-10   290,239,964      6.24       10.05      34,314,000      5.29        9.00
    25-Dec-10   284,833,483      6.46       10.05      34,314,000      5.51        9.00
    25-Jan-11   279,512,670      6.24       10.05      34,314,000      5.29        9.00
    25-Feb-11   274,280,607      6.24       10.05      34,314,000      5.29        9.00
    25-Mar-11   269,135,151      6.96       10.05      34,314,000      6.01        9.00
    25-Apr-11   264,068,173      6.24       10.05      34,314,000      5.29        9.00
    25-May-11   259,080,922      6.46       10.05      34,314,000      5.51        9.00
    25-Jun-11   254,175,783      6.24       10.05      34,314,000      5.29        9.00
    25-Jul-11   249,352,063      6.46       10.05      34,314,000      5.51        9.00
    25-Aug-11   244,605,724      6.24       10.05      34,314,000      5.29        9.00
    25-Sep-11   239,938,637      6.24       10.05      34,314,000      5.29        9.00
    25-Oct-11   235,347,889      6.46       10.05      34,314,000      5.51        9.00
    25-Nov-11   230,819,587      6.24       10.05      34,314,000      5.29        9.00
    25-Dec-11   226,157,957      6.46       10.05      34,314,000      5.51        9.00
    25-Jan-12   221,204,828      6.24       10.05      34,314,000      5.29        9.00
    25-Feb-12   216,319,430      6.24       10.05      34,314,000      5.29        9.00
    25-Mar-12   211,524,003      6.70       10.05      34,314,000      5.75        9.00
    25-Apr-12   206,816,889      6.24       10.05      34,314,000      5.29        9.00
    25-May-12   202,196,632      6.49       10.05      34,314,000      5.54        9.00
    25-Jun-12   198,255,919      6.29       10.05      33,849,467      5.34        9.00
    25-Jul-12   194,603,357      6.60       10.05      33,225,843      5.65        9.00
    25-Aug-12   191,018,088      6.69       10.05      32,613,707      5.74        9.00


                                  BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR5
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR5
Computational Materials (Page 21)
--------------------------------------------------------------------------------


                               AVAILABLE FUNDS CAP
                               -------------------

               CLASS     CLASS     CLASS     CLASS    CLASS     CLASS     CLASS     CLASS    CLASS
                 A-1       A-2       A-3       B-1      B-2       B-3       B-4       B-5      B-6
DISTRIBUTION   EFFECTIVE EFFECTIVE EFFECTIVE EFFECTIVEEFFECTIVE EFFECTIVE EFFECTIVE EFFECTIVEEFFECTIVE
    DATE        COUPON    COUPON    COUPON   COUPON    COUPON    COUPON    COUPON   COUPON    COUPON
    ----        ------    ------    ------   ------    ------    ------    ------   ------    ------
    25-Sep-07    5.80      5.90      6.00     6.47      6.72      7.07      7.07     7.07      7.07
    25-Oct-07   10.50     10.50     11.50     10.50    10.50     10.50     10.50     10.50    10.50
   Thereafter   10.50     10.50     11.50     10.50    10.50     10.50     10.50     10.50    10.50



                                  BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR5
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR5
Computational Materials (Page 22)
--------------------------------------------------------------------------------

                                                        YIELD TABLES

Class A-1 to Call
Price: 100-00           15.00% CPR      20.00% CPR       25.00% CPR        30.00% CPR     35.00%CPR     45.00% CPR       55.00% CPR
Avg. Life                     5.79            4.21             3.23              2.57          2.11           1.47             1.06
Prin. Start Date         9/25/2007       9/25/2007        9/25/2007         9/25/2007     9/25/2007      9/25/2007        9/25/2007
Prin. End Date          12/25/2021       6/25/2018        2/25/2016         6/25/2014     4/25/2013      9/25/2011        9/25/2010
Prin. Window Len               172             130              102                82            68             49               37
Yield                         5.96            5.96             5.96              5.95          5.95           5.95             5.95

Price: 100-00           15.00% CPR      20.00% CPR       25.00% CPR        30.00% CPR     35.00%CPR     45.00% CPR       55.00% CPR
Avg. Life                     5.79            4.21             3.23              2.57          2.11           1.47             1.06
Prin. Start Date         9/25/2007       9/25/2007        9/25/2007         9/25/2007     9/25/2007      9/25/2007        9/25/2007
Prin. End Date          12/25/2021       6/25/2018        2/25/2016         6/25/2014     4/25/2013      9/25/2011        9/25/2010
Prin. Window Len               172             130              102                82            68             49               37
Yield                         6.06            6.06             5.96              6.065         6.06           6.06             6.06

Class A-3 to Call
Price: 100-00           15.00% CPR      20.00% CPR       25.00% CPR        30.00% CPR     35.00%CPR     45.00% CPR       55.00% CPR
Avg. Life                     5.79            4.21             3.23              2.57          2.11           1.47             1.06
Prin. Start Date         9/25/2007       9/25/2007        9/25/2007         9/25/2007     9/25/2007      9/25/2007        9/25/2007
Prin. End Date          12/25/2021       6/25/2018        2/25/2016         6/25/2014     4/25/2013      9/25/2011        9/25/2010
Prin. Window Len               172             130              102                82            68             49               37
Yield                         6.16            6.16             6.16              6.16          6.16           6.16             6.16

Class A-1 to Maturity
Price: 100-00           15.00% CPR      20.00% CPR       25.00% CPR        30.00% CPR     35.00%CPR     45.00% CPR       55.00% CPR
Avg. Life                     6.17            4.53             3.50              2.80          2.30           1.60             1.13
Prin. Start Date         9/25/2007       9/25/2007        9/25/2007         9/25/2007     9/25/2007      9/25/2007        9/25/2007
Prin. End Date          12/25/2033       8/25/2029        8/25/2025         7/25/2022     4/25/2020      9/25/2016        6/25/2014
Prin. Window Len               316             264              216               179           150            109               82
Yield                         5.97            5.98             5.98              5.98          5.98           5.00             5.98

Class A-2 to Maturity
Price: 100-00           15.00% CPR      20.00% CPR       25.00% CPR        30.00% CPR     35.00%CPR     45.00% CPR       55.00% CPR
Avg. Life                     6.17            4.53             3.50              2.80          2.30           1.60             1.13
Prin. Start Date         9/25/2007       9/25/2007        9/25/2007         9/25/2007     9/25/2007      9/25/2007        9/25/2007
Prin. End Date          12/25/2033       8/25/2029        8/25/2025         7/25/2022     4/25/2020      9/25/2016        6/25/2014
Prin. Window Len               316             264              216               179           150            109               82
Yield                         6.08            6.08             6.09              6.09          6.09           6.10             6.09

Class A-3 to Maturity
Price: 100-00           15.00% CPR      20.00% CPR       25.00% CPR        30.00% CPR     35.00%CPR     45.00% CPR       55.00% CPR
Avg. Life                     6.17            4.53             3.50              2.80          2.30           1.60             1.13
Prin. Start Date         9/25/2007       9/25/2007        9/25/2007         9/25/2007     9/25/2007      9/25/2007        9/25/2007
Prin. End Date          12/25/2033       8/25/2029        8/25/2025         7/25/2022     4/25/2020      9/25/2016        6/25/2014
Prin. Window Len               316             264              216               179           150            109               82
Yield                         6.18            6.19             6.20              6.20          6.20           6.21             6.19


                                  BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR5
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR5
Computational Materials (Page 22)
--------------------------------------------------------------------------------



                               CONTACT INFORMATION
                               -------------------

MBS Trading
-----------
Michael Nierenberg                            Tel: (212) 272-4976
Senior Managing Director                      mnierenberg@bear.com

Paul Van Lingen                               Tel: (212) 272-4976
Senior Managing Director                      pvanlingen@bear.com

MBS Structuring
---------------

Mark Michael                                  Tel: (212) 272-4976
Managing Director                             mmichael@bear.com

MBS Banking
Baron Silverstein                             Tel: (212) 272-3877
Senior Managing Director                      bsilverstein@bear.com

Deirdre Burke                                 Tel: (212) 272-7646
Vice President                                 dburke@bear.com

Paul Fischetti                                Tel: (212) 272-8794
Analyst                                        pfischetti@bear.com

Syndicate
---------

Carol Fuller                                  Tel: (212) 272-4955
Senior Managing Director                      cfuller@bear.com

Jayme Fagas                                   Tel: (212) 272-4955
Managing Director                             jfagas@bear.com

Rating Agencies
---------------

Mike Wray- S&P                                Tel: (212) 438-3126
                                              michael_wray@standardandpoors.com


Karen Ramallo - Moody's                       Tel: (212) 553-0370
                                              karen.ramallo@moodys.com


                                  BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.